As filed with the Securities and Exchange Commission on March 8, 2005

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 1, 2005


                      METROMEDIA INTERNATIONAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                       1-5706                   58-0971455
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(State or other jurisdiction of     (Commission File            (IRS Employer
     incorporation)                     Number)              Identification No.)

     8000 Tower Point Drive, Charlotte, NC                           28227
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    (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code:     (704) 321-7380
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          (Former name or former address, if changed since last report)


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Item 1.01.        Entry into Material Definitive Agreements

         On March 8, 2005 (the "Effective Date"), Metromedia International Group, Inc. (the "Company") entered into Transaction Bonus Agreements with each of Mark Hauf, the Company's Chairman and Chief Executive Officer and Natalia Alexeeva, the General Counsel and Secretary of the Company. On March 1, 2005, the Company entered into a Transaction Bonus Agreement with Victor Koresh, the Company's Vice President of Operations - Russia. The Transaction Bonus Agreements entered into with each of Mr. Hauf, Ms. Alexeeva and Mr. Koresh are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The following summary of such Transaction Bonus Agreements is qualified in its entirety by reference to the applicable Transaction Bonus Agreement.

Transaction Bonus Agreement with Mark Hauf

         Under the terms of Mr. Hauf's Transaction Bonus Agreement, which is effective from the Effective Date through and including September 30, 2005, he is entitled to the following compensation and benefits:

     o Transaction Bonus. If the Company sells its entire interest in ZAO PeterStar ("PeterStar"), and such sale is consummated on or before September 30, 2005, Mr. Hauf is entitled to a cash bonus in an amount equal to US $1,333,333, plus 15% of the amount, if any, by which the aggregate consideration paid to the Company in the sale exceeds US $178,000,000. This cash bonus will be paid 50% at the closing of such transaction, 25% six-months following the closing of such transaction and the remaining 25% on the first anniversary of such closing, subject to Mr. Hauf's continued employment with the Company as of each such date. After the Company pays to Mr. Hauf the portion of the bonus payable at the closing, the remaining portion is to be placed in a "rabbi" trust and paid when due. As previously disclosed on the Form 8-K filed by the Company on February 22, 2005, the Company has entered into a Share Purchase Agreement, dated February 17, 2005, by and among the Company, First National Holding S.A., Emergent Telecom Ventures, S.A. and Pisces Investment Limited (the "Share Purchase Agreement"), pursuant to which the Company has agreed to sell its entire interest in PeterStar for a purchase price of US $215,000,000. In accordance with the terms of Mr. Hauf's Transaction Bonus Agreement, Mr. Hauf will be entitled to a cash bonus in an amount equal to US $6,883,333 if the sale of PeterStar pursuant to the Share Purchase Agreement occurs on or before September 30, 2005.

     o Termination of Employment. If Mr. Hauf's employment is terminated by the Company without "Cause" or by Mr. Hauf for "Good Reason" (as such terms are defined in Mr. Hauf's employment agreement) after the payment of the first installment of his bonus described above, but before the payment of the second or third installments, then the balance of the bonus is payable within 10 days after the date of such termination. In such event, Mr. Hauf is also entitled to receive (i) Company-paid COBRA for him and his family until Mr. Hauf ceases to be eligible for COBRA, (ii) accrued and unused vacation and (iii) reimbursement of business and certain other expenses (relating to costs associated with Mr. Hauf's performance of services abroad), that are based on services performed by Mr. Hauf through the date of his termination.

     o Employment Agreement Change of Control Provisions. During the term of Mr. Hauf's Transaction Bonus Agreement, the change of control provisions in his employment agreement are null and void; however, such provisions will again become effective on October 1, 2005 if the Company's sale of its interest in PeterStar is not consummated before that date.

     o Employment Agreement Severance Provisions. If a sale by the Company of its interest in PeterStar is consummated on or before September 30, 2005, then the severance provisions of Mr. Hauf's employment agreement are null and void as of the date of such consummation. However, if such sale is not consummated on or before such date, then the severance provisions of Mr. Hauf's employment agreement will govern any compensation and benefits that Mr. Hauf is entitled to in connection with any termination of his employment.

     o Gross-Up for "Golden Parachute" Excise Taxes. To the extent that any amounts payable to Mr. Hauf, whether under the Transaction Bonus Agreement or otherwise, are subject to any excise taxes, the Company has agreed to "gross up" all such amounts in an amount equal to the excise taxes imposed, including any excise taxes imposed on the "gross up" payments, and any interests and penalties associated with such excise taxes.

     o Restrictive Covenants. Pursuant to Mr. Hauf's Transaction Bonus Agreement, the Company has waived its rights under certain restrictive covenants in Mr. Hauf's employment agreement (in exchange for which Mr. Hauf has waived his right to severance under the employment agreement, as described above), and Mr. Hauf has agreed to instead be bound by certain restrictive covenants set forth in the Transaction Bonus Agreement. The restrictive covenants in the Transaction Bonus Agreement are in effect commencing on the Effective Date and remain in effect during Mr. Hauf's employment and for two years following termination of his employment for any reason. These restrictive covenants prohibit him from, among other things, materially competing with the Company, intentionally interfering with material business relationships of the Company, disparaging or making certain other public statements about the Company, soliciting business from customers or suppliers of the Company, soliciting for employment or employing certain employees of the Company or requesting any employee to leave the employ of the Company. If the Company's sale of its interest in PeterStar is not consummated on or prior to September 30, 2005, then the restrictive covenants in Mr. Hauf's employment agreement shall once again become effective and the restrictive covenants in his Transaction Bonus Agreement shall be null and void.

Transaction Bonus Agreement with Natalia Alexeeva

         Under the terms of Ms. Alexeeva's Transaction Bonus Agreement, which is effective from the Effective Date through and including September 30, 2005, she is entitled to the following compensation and benefits:

     o Transaction Bonus. If the Company sells its entire interest in PeterStar, and such sale is consummated on or before September 30, 2005, Ms. Alexeeva is entitled to receive an amount equal to (i) two times her base salary, plus (ii) US$66,667. This cash bonus will be paid 50% at the closing of such transaction, 25% six-months following the closing of such transaction and the remaining 25% on the first anniversary of such closing, subject to Ms. Alexeeva's continued employment with the Company as of each such date. In accordance with the terms of Ms. Alexeeva's Transaction Bonus Agreement, Ms. Alexeeva will be entitled to a cash bonus in an amount equal to US $466,667 if the sale of PeterStar pursuant to the Share Purchase Agreement occurs on or before September 30, 2005.

     o Termination of Employment. If Ms. Alexeeva's employment is terminated by the Company without "Cause"(as defined in Ms. Alexeeva's employment agreement) after the payment of the first installment of her bonus described above, but before the payment of the second or third installments, then the balance of the bonus is payable within 10 days after the date of such termination. In such event, Ms. Alexeeva is also entitled to receive (i) Company-paid COBRA for her and her family until Ms. Alexeeva ceases to be eligible for COBRA, and (ii) accrued and unused vacation.

     o Employment Agreement Severance and Change of Control Provisions. If Ms. Alexeeva's employment is terminated by the Company without Cause at any time after a sale of PeterStar that is consummated on or before September 30, 2005, then, to the extent she would be entitled to severance under Section 7.08 of her employment agreement (relating to severance upon a termination without Cause), or Section 8.02 of her employment agreement (relating to enhanced severance payable upon such a termination that occurs following a "Change of Control," as defined in the employment agreement), such severance payment shall be reduced by the full amount of the bonus under Ms. Alexeeva's Transaction Bonus Agreement. Ms. Alexeeva's Transaction Bonus Agreement provides that
          (i) a sale of PeterStar that triggers payment of the bonus under the agreement and (ii) the occurrence of a Change of Control under Ms. Alexeeva's employment agreement, are mutually exclusive such that any single transaction may not constitute both a Change of Control and a transaction triggering the bonus payment under the Transaction Bonus Agreement. If a sale of PeterStar is not consummated on or before September 30, 2005, then the severance provisions in Ms. Alexeeva's employment agreement, as amended by the amendment described below, will govern any compensation and benefits that Ms. Alexeeva is entitled to in connection with any termination of her employment.

     o Gross-Up for "Golden Parachute" Excise Taxes. To the extent that any amounts payable to Ms. Alexeeva, whether under the Transaction Bonus Agreement or otherwise, are subject to any excise taxes, the Company has agreed to "gross up" all such amounts in an amount equal to the excise taxes imposed, including any excise taxes imposed on the "gross up" payments, and any interests and penalties associated with such excise taxes.

Transaction Bonus Agreement with Victor Koresh

         Under the terms of Mr. Koresh's Transaction Bonus Agreement, which is effective from March 1, 2005 through September 30, 2005, he is entitled to the following compensation and benefits:

     o Transaction Bonus. If the Company sells its entire interest in PeterStar, and such sale is consummated on or before September 30, 2005, the Company will pay Mr. Koresh, at the closing of such transaction, a lump sum cash bonus in an amount equal to US $1,000,000, subject to his continued employment with the Company through such date. In accordance with the terms of Mr. Koresh's Transaction Bonus Agreement, Mr. Koresh will be entitled to a cash bonus in an amount equal to US $1,000,000 if the sale of PeterStar pursuant to the Share Purchase Agreement occurs on or before September 30, 2005.

     o Termination of Employment Agreement. If Mr. Koresh is entitled to the bonus described above, Mr. Koresh's employment with the Company and his employment agreement with the Company will terminate as of the date of consummation of the PeterStar sale (except that certain covenants protecting the Company's confidential information and intellectual property rights shall survive such termination, in accordance with their terms).

     o Employment Agreement Change of Control Provisions. During the term of Mr. Koresh's Transaction Bonus Agreement, the change of control provisions in his employment agreement are null and void; however, such provisions will again become effective on October 1, 2005 if the Company's sale of its interest in PeterStar is not consummated before that date.

     o Employment Agreement Severance Provisions. If Mr. Koresh is terminated at any time before a sale of PeterStar, or if no sale of PeterStar occurs on or before September 30, 2005, then the severance provisions of his original employment agreement will become in force once again.

Employment Agreement Amendment

         On March 8, 2005, the Company and Natalia Alexeeva entered into an amendment to her employment agreement with the Company ("Employment Agreement Amendment"). The Employment Agreement Amendment entered into with Ms. Alexeeva is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The following summary is qualified in its entirety by reference to the Employment Agreement Amendment.

         The Employment Agreement Amendment includes changes to the following material provisions of Ms. Alexeeva's employment agreement with the Company:

     o Ms. Alexeeva's right to terminate her employment for "good reason" and receive severance has been eliminated.

     o The section of the definition of "change of control" in the Ms. Alexeeva's employment agreement that includes a sale by the Company of all or substantially all of its assets has been amended by deleting the phrase "all or substantially all" and inserting in lieu thereof "more than 90% (in value)".

Item 9.01.    Financial Statements and Exhibits

              (c)   Exhibits.

              10.1 Transaction Bonus Agreement, dated March 8, 2005, by and between Metromedia International Group, Inc. and Mark Hauf.

              10.2 Transaction Bonus Agreement, dated March 8, 2005, by and between Metromedia International Group, Inc. and Natalia Alexeeva.

              10.3 Transaction Bonus Agreement, dated March 1, 2005, by and between Metromedia International Group, Inc., Metromedia International Telecommunications Services, Inc. and Victor Koresh.

              10.4 Amendment No. 1 to Employment Agreement, dated March 8, 2005, by and between Metromedia International Group, Inc. and Natalia Alexeeva.



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                                    SIGNATURE
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  METROMEDIA INTERNATIONAL GROUP, INC.


                                  By:  /S/ HAROLD F. PYLE, III
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                                        Name:  Harold F. Pyle, III
                                        Title: Executive Vice President Finance,
                                               Chief Financial Officer and
                                               Treasurer

Date: March 8, 2005
Charlotte, NC